UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2020

THE RMR Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37616	47-4122583
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617 796-8230

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RMR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

In this Current Report on Form 8-K, the terms “the Company” or “its” refer to The RMR Group Inc.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Company’s Board of Directors (the “Board”) held on June 23, 2020, the Board increased its size from five to six directors and, pursuant to a recommendation of the Nominating and Governance Committee of the Board, elected Jonathan Veitch as an Independent Director to fill the vacancy created by the increase in the size of the Board. Mr. Veitch was also appointed as a member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board.

Since 2009, Mr. Veitch has served as President of Occidental College (“Occidental”), a nationally-recognized private liberal arts college, and as a member of the board of trustees of Occidental and a member of the audit committee of the board. Mr. Veitch is retiring as President of Occidental effective June 30, 2020. Prior to becoming President of Occidental, Mr. Veitch held various leadership and management positions with The New School since 1996. Mr. Veitch has received numerous grants and awards in academia, and he has authored numerous publications and articles. Mr. Veitch holds a doctorate in American History from Harvard University.

There is no arrangement or understanding between Mr. Veitch and any other person pursuant to which he was selected as a director. There are no transactions, relationships or agreements between Mr. Veitch and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Board and the Nominating and Governance Committee concluded that Mr. Veitch is qualified to serve as an Independent Director in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission (the “SEC”) and the Company’s governing documents. For his service as an Independent Director, Mr. Veitch will be entitled to the compensation the Company generally provides to its Independent Directors, with the annual cash fees prorated. A summary of the Company’s currently effective director compensation is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on March 12, 2020, which is incorporated herein by reference. Consistent with those compensation arrangements, on June 23, 2020, the Company granted to Mr. Veitch 3,000 shares of the Company’s common stock, valued at $31.66 per share, all of which vested on the grant date.

In connection with his appointment, the Company entered into an indemnification agreement with Mr. Veitch, effective as of June 23, 2020, on substantially the same terms as the agreements previously entered into between the Company and each of its other directors. The Company has previously filed a form of this indemnification agreement as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333-207423) filed with the SEC on October 14, 2015, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

By:	/s/ Matthew P. Jordan
Name:	Matthew P. Jordan
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:  June 23, 2020